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                                                               EXHIBIT 5.1




William F. Griffin, Jr.



C. Michael Malm
William F. Griffin, Jr.
John G. Serino
Gary S. Matsko
John T. Lynch
Carol R. Cohen
Howard P. Speicher
Paul L. Feldman
Gary M. Feldman
George A. Hewett
Laurence M. Johnson
Kenneth J. Mickiewicz
Thomas S. Fitzpatrick
J. Gavin Cockfield
David Rapaport
Whitton E. Norris, III
Andrew D. Myers
Robert J. Galvin
John D. Chambliss
Thomas Frisardi
Marjorie Suisman
Samuel B. Moskowitz
Charles H. DeBevoise
Amy L. Fracassini
Robert J. Diettrich
Ann M. Sobolewski
Alice A. Kokodis
Joshua S. Grossman
Neal J. Bingham
David M. Cogliano
Rebecca L. Andrews
Lori A. Jodoin
Sophie C. Migliazzo

Harold R. Davis,
of Counsel

Julian J. D'Agostine
of Counsel


email wgriffin@davismalm.com

_________, 2006

Geneva Acquisition Corporation
One Boston Place
Boston, Massachusetts 02108

Re:  Securities Act Registration Statement No. 333-135419

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-1 (the "Registration Statement") filed by Geneva Acquisition Corporation (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), covering (i) 10,000,000 Units, with each Unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and two warrants to each purchase one share of the Company's Common Stock (the "Warrants") to the underwriters for whom Ladenburg Thalmann & Co. Inc. is acting as the lead underwriter (the "Underwriter"), (ii) up to 1,500,000 Units (the "Over-Allotment Units") which the Underwriter will have a right to purchase from the Company to cover over-allotments, if any, (iii) the Underwriter's option to purchase (the "Underwriter's Purchase Option") up to 700,000 units (the "Underwriter's Units"); (iv) all shares of Common Stock constituting a part of the Units, the Over-Allotment Units and the Underwriter's Units; (v) all Warrants issued as part of the Units, the Over-Allotment Units and the Underwriter's Units; and (vi) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Underwriter's Units.

      We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

      Based upon the foregoing, we are of the opinion that:

      1. The Units, the Over-Allotment Units, the Purchase Option, the Underwriter's Units, the Warrants, and the Common Stock, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

      2. Each of the Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and considerations of public policy.

      We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.


                                    Very truly yours,

                                    DAVIS, MALM & D'AGOSTINE, P.C.


                                     By:
                                         ----------------------------------
                                         William F. Griffin, Jr., Managing
                                         Director